Exhibit 5.1

ד“ר ליפא מאיר	דנית רימון	גרגורי אירגו	ישי לבנון	ISHAY LEVANON	GREGORY IRGO	DANIT RIMON	DR. LIPA MEIR
צוריאל לביא	ד“ר יריב אילן	יצחק אנידגר	שחף רוט-קליין	SHAHAF ROTH-KLEIN	ISAAC ANIDJAR	DR. YARIV ILAN	ZURIEL LAVIE
אלון פומרנץ	עידית אייזדורפר (I)	דור אבינרי	יפית ממיסטבלוב	YAFIT MAMISTVALOV	DOR AVINERY	(I) IDIT EISDORFER	ALON POMERANC
ארתור מוהר (I)	אדמית כהן-וינשטוק	איילת רם	עידו זבורוף	IDO ZABOROF	AYELET RAM	ADMIT COHEN-WEINSHTOK	ARTHUR MOHER (I)
עוזי מור	מאיר אלבוים	ליהי אלימלך	ניר דפני	NIR DAFNI	LIHI ELIMELECH	MEIR ELBAUM	UZI MOR
גרי קופלוביץ	טלי לב (II/III)	רעות בייץ	עדן בן לולו	EDEN BEN LULU	REUT BEITZ	TALI LEV (II/III)	GARY COPELOVITZ
גד אזור	סילביה גל-יהב	ניר מנחם	טל מורג	TAL MORAG	NIR MENAHEM	SYLVIA GAL-YAHAV	GAD AZOR
ארז דר לולו	אסף אילוז	קרן בוצר	גד קרן	GAD KEREN	KEREN BOZER	ASAF ILUZ	EREZ DAR LULU
יריב שלום	שי תמר	לילך הוק	שיר דיגמי-טל	SHIR DIGMI-TAL	LILACH HOEK	SHAY TAMAR	YARIV SHALOM
רונן בהרב	רועי אייז	איתמר ליפנר	צח כהן	TZAH COHEN	ITAMAR LIPPNER	ROY AIZ	RONEN BAHARAV
ד“ר זיו פרייז (II)	ד“ר גאי כרמי	גיא משולם	נוף שדה	NOF SADEH	GUY MESHULAM	DR. GUY CARMI	DR. ZIV M. PREIS (II)
מיכל שורץ	נופר טפליץ	יוני שטינמץ	תם פישר	TOM FISHER	YONI SHTAINMETZ	NUPHAR TEPLIZ	MICHAL SCHWARTZ
שבתאי מיכאלי	יוסי מנדלבאום	אלה בן-דור	דפנה הורוביץ	DAFNA HOROVITZ	ELLA BEN-DOR	YOSSI MANDELBAUM	SHABTAI MICHAELI
איתן שמואלי	שמרית כרמי-נעמת	טל אסולין-מנחמוב			TAL ASULIN-MENAHEMOV	SHIMRIT CARMY NAAMAT	EITAN SHMUELI
שירלי יפרח-אזור	עומר מאירי	יותם וייס			YOTAM WEISS	OMER MEIRI	SHIRLEY IFRACH-AZOR
ד“ר ציפי איסר איציק	רוני שבס	רימון דיין			RIMON DAYAN	SHEVES RONI	DR. TZIPI ISER ITSIQ
גלי אופינסקי	קרנית אקריש	תום ניסני	ד“ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	TOM NISSANI	KARNIT AKRISH	GALI OPINSKY
דוד וינשטיין	יערה פרוינד	ארז גולן (נעים)	ד“ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	EREZ GOLAN (NAIM)	YAARA FRUEND	DAVID WEINSTEIN

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600

:ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

February 15, 2019

Foresight Autonomous Holdings Ltd.

7 Golda Meir Str.

Ness Ziona 7403650

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company, with the Securities and Exchange Commission (the “SEC”) on or about February 15, 2018 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $50,000,000 aggregate amount of American Depositary Shares (“ADSs”), each representing five ordinary shares, no par value, of the Company (“Ordinary Shares”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL	MEMBER: ALLYLAW

(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL	(I) נוטריון (II) רשיון עו”ד בניו יורק (III) רשיון עו”ד באנגליה (IV) יועץ

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Company’s amended and restated articles of association.

On the basis of the foregoing, and in reliance thereon, we are of the opinion assuming (a) the taking of all necessary subsequent corporate action to authorize and approve the issuance of any Ordinary Shares underlying the ADSs, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate prospectus supplement (if necessary) with respect to the offering of the ADSs in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the ADSs and the Ordinary Shares underlying same may be issued and sold, in a form to be filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K (an “Underwriting Agreement”), and (e) receipt by the Company of the consideration for the ADSs as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, such Ordinary Shares will be validly issued, fully paid and non-assessable.

 We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

You have informed us that you intend to issue the ADSs and/or the Ordinary Shares (together, the “Securities”) from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Sincerely yours,

/s/ Lipa Meir & Co

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL	MEMBER: ALLYLAW